UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 19, 2009

TERADATA CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-33458

Delaware	75-3236470
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2835 Miami Village Drive

Dayton, Ohio 45342

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 548-8348

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 19, 2009, Peter L. Fiore, a member of the Board of Directors (the “Board”) of Teradata Corporation (“Teradata”), died at his home in Massachusetts, at the age of 52. Mr. Fiore served as a director since July 2008 and also served as a member of the Compensation and Human Resource Committee of the Board (the “Compensation Committee”).

Because of these unfortunate circumstances, the size of Teradata’s Board is being reduced from nine to eight, and the size of Class II of the Board will be reduced to consist of two directorships. The Board is also temporarily waiving the requirement under the Compensation Committee’s Charter to have three directors on that committee, and will reconsider Board committee assignments at its next regularly scheduled meeting in February 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

Dated: December 22, 2009	By:	/S/ LAURA K. NYQUIST
Laura K. Nyquist General Counsel and Secretary

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